Exhibit 5.1

Gian-Michele a Marca

T: +1 415 693 2148

gmamarca@cooley.com

February 21, 2014

Exelixis, Inc.

210 East Grand Ave.

South San Francisco, California 94080

Ladies and Gentlemen:

You have requested our opinion as counsel to Exelixis, Inc., a Delaware corporation (the “Company”) with respect to certain matters in connection with the sale by the selling stockholders (the “Selling Stockholders”) named in the Prospectus Supplement (defined below) of up to an aggregate of 1,000,000 shares (the “Selling Stockholder Shares”) of the Company’s common stock, par value $0.001 (“Common Stock”), pursuant to the Registration Statement on Form S-3 (File No. 333-194074), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on February 21, 2014, and automatically declared effective (the “Registration Statement”), including the related prospectus included in the Registration Statement (the “Base Prospectus”), and the prospectus supplement relating to the offer and sale of the Selling Stockholder Shares filed with the Commission on February 21, 2014, pursuant to Rule 424(b) promulgated under the Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). The Selling Stockholder Shares are to be issued pursuant to the exercise of warrants currently outstanding (the “Warrants”). All of the Selling Stockholder Shares are to be issued and sold by the Selling Stockholders as described in the Prospectus Supplement.

In connection with this opinion, we have examined and relied upon the Registration Statement and the Prospectus, the Company’s Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, and originals or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought to independently verify such matters.

In rendering this opinion, we have assumed: (i) the genuineness and authenticity of all signatures on original documents; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to originals of all documents submitted to us as copies; and (iv) the accuracy, completeness and authenticity of certificates of public officials. Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

101 CALIFORNIA STREET, 5TH FLOOR, SAN FRANCISCO, CA 94111-5800 T: (415) 693-2000 F: (415) 693-2222 WWW.COOLEY.COM

February 21, 2014

Page Two

Our opinion herein is expressed solely with respect to the federal laws of the United States and the Delaware General Corporation Law. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. We express no opinion as to whether the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof. Further, we express no opinion to the extent that, notwithstanding the Company’s current reservation of shares of Common Stock, future issuances of securities by the Company, including the Selling Stockholder Shares, and/or antidilution adjustments to outstanding securities, including the Warrants, may cause the Warrants to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that the Selling Stockholder Shares, when sold and issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

We hereby consent to the reference to our firm under the captions “Legal Matters” and “Validity of Common Stock” in the Prospectus, the filing of this opinion as an exhibit to a current report of the Company on Form 8-K and the incorporation by reference of this opinion in the Registration Statement.

Very truly yours,

Cooley LLP

By:	/s/ Gian-Michele a Marca
Gian-Michele a Marca

101 CALIFORNIA STREET, 5TH FLOOR, SAN FRANCISCO, CA 94111-5800 T: (415) 693-2000 F: (415) 693-2222 WWW.COOLEY.COM